UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	August 15, 2024

NEW CONCEPT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On August 15, 2024, Raymond D. Roberts, Sr. resigned as a Director and from all Board Committees of New Concept Energy, Inc. (“GBR” or the “Company” or the “Issuer”). Mr. Roberts, age 92, had been a Director of the Company since June 17, 2015 when he was originally elected to the Board to fill a vacancy. Mr. Roberts is retired. For more than five years prior to December 31, 2014, he was Director of Aviation of Stellar Aviation, Inc., a privately held Nevada corporation, engaged in the business of aircraft and logistical management. At the time of his resignation as a Director of the Company, Mr. Roberts advised that he had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Roberts has certain health issues, which he and his family are addressing.

After giving effect to the resignation of Mr. Roberts, the Board of Directors of the Company continues to have a majority of independent directors who also constitute the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 26, 2024

NEW CONCEPT ENERGY, INC.
By:	/s/Gene S. Bertcher
Gene S. Bertcher, President and Chief Executive and Financial Officer